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Exhibit 10.2

PARTICIPATION AGREEMENT

        This Participation Agreement (this "Participation Agreement") between VESTAR CCH LLC, a limited liability company organized under the laws of the State of Delaware ("you") and DEUTSCHE BANK TRUST COMPANY AMERICAS ("we" and "us"), dated as of January 10, 2003, sets forth (i) the procedure by which you are purchasing from us a participation in the extension of credit to the Borrower (as defined below) made by us and (ii) the terms that will apply to the Participation (as defined below) sold by us to you pursuant to this Agreement (as defined below). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement referred to below (after giving effect to the Final Seventh Amendment Effective Date (as defined in the Seventh Amendment and Agreement to the Credit Agreement and the Second Amendment to the Security Agreement, dated as of January 3, 2003)).

        You and we agree to the terms of the Participation evidenced by this Participation Agreement and by the Annex attached hereto (collectively, this "Agreement"), duly completed and executed, and dated the date specified in Item 1 of the Annex.*

*
Each reference to an "Item" herein shall refer to an Item in the Annex attached hereto.

        We represent that we are a party to (i) the Credit Agreement (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") described in Item 2A of the Annex and (ii) the Initial C Term Loan Commitment Agreement (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Initial C Term Loan Commitment Agreement" and, together with the Credit Agreement, the "Initial C Term Loan Documents") described in Item 2B of the Annex. We have committed to the entity named in Item 3 of the Annex (the "Borrower") to make the extension of credit described in Item 4 of the Annex in the amount and on the terms set forth in the Initial C Term Loan Documents.

        This Agreement confirms our sale to you and your purchase from us of an undivided interest (as the same may be adjusted from time to time in accordance with the provisions hereof) in the related extension of credit described in this Agreement on the following terms and conditions:

        1.    We hereby sell to you, and you hereby purchase from us, the participation described in Item 5 of the Annex (the "Participation") in the amount and on the terms set forth in this Agreement. This Agreement shall be effective from the date (the "Participation Effective Date") on which we receive a copy of this Agreement duly completed and executed by you.

        2.    On or prior to January 24, 2003, you shall pay to us the principal amount of your Participation in U.S. Dollars. Without limiting your obligation to transmit funds to us in respect of the Participation as provided in the immediately preceding sentence, if the amount of the Participation is not made available to us as provided above but is nonetheless advanced by us to or for the account of the Borrower, we shall be entitled to recover such amount from you on demand, together with interest thereon at the rate per annum is 2% in excess of the rate otherwise applicable to Initial C Term Loans maintained as Base Rate Loans. All payments required by you under this Agreement shall be made without set-off, counterclaim or deduction of any kind. Notwithstanding your rights set forth under this Agreement, your obligations under this paragraph constitute absolute, unconditional and continuing obligations.

        3.    This Agreement will serve to document the purchase of the Participation. We will maintain records of all payments received from you and all payments made to you with respect to the Participation. If at any time you request an accounting in connection with this Agreement, we will promptly furnish such an accounting to you in writing.

        4.    Provided you shall have made all payments to us required by this Agreement and if and when we receive or collect any amount of (i) (A) interest on any Initial C Term Loans which is allocable to the Participation and has accrued after the Participation Effective Date or (B) any portion of any

Deferred Initial C Term Loan Fee referred to in Sections 3.01 (h) (ii) and (iii) of the Credit Agreement which is allocable to the Participation and has accrued and is payable on or after the Participation Effective Date, then we shall promptly distribute to you your proportionate share thereof, in the same funds received or collected by us; provided that (x) any such payment of interest or Deferred Initial C Term Loan Fees shall accrue from the date of receipt by us of the initial payment required by the Participation and (y) the rate (and any change or adjustment therein) at which such interest or such Deferred Initial C Term Loan Fees received or collected by us in respect of the Participation shall be distributable at the respective rate applicable to the Initial C Term Loans (as determined in accordance with the Initial C Term Loan Documents); and (ii) principal of Initial C Term Loans allocable to the Participation, then we shall promptly distribute to you your share thereof, in the same funds received or collected by us. In addition, we agree that promptly following your payment to us of your Participation as required by this Agreement, in consideration of your execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, we will cause BT Investment Partners, Inc. to assign and transfer to you (without recourse and without representation or warranty) 1,671,284 of the common units of Holdings issued to us pursuant to Section IV(4)(x) of the Seventh Amendment. Notwithstanding anything to the contrary contained in this Section 4, it is understood and agreed that any fees payable under or with respect to the Credit Agreement (other than the portion of any Deferred Initial C Term Loan Fee that is paid to you in accordance with the Participation and any other which fee specifically relates Initial C Term Loan Sub-Facility) shall be retained by us as a fee for our services in connection with the Credit Agreement.

        5.    If (i) we shall pay any amount to you pursuant to this Agreement in the belief or expectation that a related payment has been or will be received or collected in connection with the Credit Agreement and (ii) such related payment is not received or collected by us, then you will promptly on demand by us return such amount to us, together with interest thereon at the rate per annum which is the rate applicable to Initial C Term Loans maintained as Base Rate Loans. If at any time any amount received or collected by us in respect of the Initial C Term Loans is to be returned to the Borrower under the Initial C Term Loan Documents or paid to any other person or entity pursuant to any insolvency law, any sharing clause in the Initial C Term Loan Documents, or otherwise, then, notwithstanding any other provision of this Agreement, we shall not be required to distribute any portion thereof to you, and you will promptly on demand by us repay any portion thereof that we shall have distributed to you, together with interest thereon at such rate, if any, as we shall pay to the Borrower or such other person or entity with respect thereto. If any amounts returned by us to the Borrower or any other person or entity pursuant to this paragraph 5 are later recouped by us, we shall promptly pay to you a proportionate amount in accordance with the Participation and as otherwise set forth in the Agreement.

        6.    If any of our officers responsible for the administration of the Credit Agreement shall have actual notice of (i) the continuing existence of an Event of Default under the Credit Agreement; (ii) any acceleration of the maturity of any extension of credit made pursuant to the Credit Agreement; (iii) any change in the accrual status of any such extension of credit on our books; or (iv) any material amendment of the Credit Agreement, then we shall notify you thereof. Notwithstanding the foregoing provisions of this paragraph, no failure on our part to give you any such notice shall result in any liability on our part in the absence of bad faith, gross negligence or willful misconduct.

        7.    You acknowledge that, with respect to this Agreement, we shall have made available to you copies of the Initial C Term Loan Documents, the related security documents and guaranties, if any, and any other documents relating thereto (collectively, the "Credit Documents") that you have requested. We make no representation, and shall have no responsibility, with respect to (i) the legality, validity, binding effect or enforceability of any Credit Document; (ii) the filing, recording or taking of any other action with respect to the Credit Documents; (iii) the collectibility of any extensions of credit pursuant to the Credit Documents; (iv) the financial or other condition of the Borrower or any other person or entity; or (v) any other matter having any relation to any extension of credit, the Credit Documents, your Participation, the Borrower or any other person or entity except as otherwise specifically set forth herein. The copies of each such Credit Document, which we shall have delivered to you, are true and correct copies of such documents as received by us. You are able to make and have made your own independent investigation and determination of the foregoing matters, and you accept responsibility therefor. Without limiting the generality of the foregoing, you further acknowledge and agree that the Credit Documents provide that no payment of principal of Initial C Term Loans, nor any Deferred Initial C Term Loan Fee, shall, in either case, be made at any time until such date (the "Non-Initial Tranche C Termination Date") as the Total Commitment has been terminated, no Note (other than a C Term Note evidencing an Initial C Term Loan) is outstanding and all Loans (other than Initial C Term Loans) have been repaid in full, all Letters of Credit have been terminated and all Obligations (other than Obligations in respect of the Initial C Term Loans) then due and payable have been paid in full.

        8.    We (i) shall not be deemed to be a trustee or agent for you in connection with the extension of credit pursuant to the Participation, provided that we agree that any amounts that we receive in connection with the Participation shall be held by us for your account and shall be paid over to you on the terms and conditions provided in Paragraph 4; (ii) may, except as otherwise provided in Paragraphs 9 and 10, use our sole discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action, which may be vested in us or which we may be entitled to take or assert under or in respect of the Credit Documents, including, without limitation, rights and actions relating to any waiver or amendment of any term thereof; (iii) shall not, in the absence of bad faith, gross negligence, recklessness or willful misconduct, be liable to you with respect to anything we may do or omit to do in relation to the Initial C Term Loans or any related document; (iv) shall endeavor to give the same degree of care to the administration of the Initial C Term Loans as we do for extensions of credit in which we have not sold a participation, subject to the provisions of clause (iii) of this Section 8 above; (v) may serve as a member of a creditors' committee performing such acts as may be authorized and vote as a member of a designated class of creditors for a plan of reorganization related to the Participation in the manner directed by you; (vi) may, or any of our affiliates may, accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of banking business with, the Borrower or any other person or entity having obligations relating to the Initial C Term Loans and receive payments on such other extensions of credit and otherwise act with respect thereto freely and without accountability in the same manner as if the Participation did not exist; (vii) may directly or indirectly, or any of our affiliates may, purchase or otherwise acquire any capital stock, shares, participations, certificates of interest, bonds, notes, debentures or other securities, or a beneficial interest therein, issued by the Borrower, any guarantor or any other person or entity having obligations under the Credit Documents and may make capital contributions and receive payments in connection with any such instrument; and (viii) may, or any of our affiliates may, act as financial adviser to the Borrower or other obligated parties or as placement agent for any debt or equity securities of the Borrower or such obligated parties. Without limiting the generality of the foregoing, we (i) may, without liability, in the absence of gross negligence or willful misconduct, rely upon the advice of legal counsel, accountants and other experts (including those retained by the Borrower) and upon any written communication or any telephone conversation which we believe to be genuine and correct or to have been signed, sent or made by the proper person or entity related to the Participation; (ii) shall not be required to make any inquiry concerning the performance by the Borrower or any other person or entity of any of its obligations and liabilities under or in respect of the Credit Documents, or the extension of credit related to the Participation; and (iii) shall have no obligation to make any claim against, or assert any lien upon, any property held by us or assert any offset thereagainst.

        9.    Without your prior written consent and the prior written consent of any other participant in the Initial C Term Loans (collectively, the "Initial C Term Loan Participants") we will not agree to any waiver, amendment or modification of the terms of any of the Credit Documents that would (i) amend, modify or waive either of Section 13.15 or Section 15 of the Credit Agreement; (ii) extend the final scheduled maturity of any portion, of the principal related to the Participation; (iii) reduce the rate or extend the time of payment of, interest on the Initial C Term Loans or any Deferred Initial C Term Loan Fee; or (iv) reduce the principal amount of any Initial C Term Loans. We further acknowledge and agree that, following the occurrence of the Non-Initial Tranche C Termination Date, we will not agree to any waiver, amendment or modification of the terms of any of the Credit Documents without your prior consent and the prior written consent of any other Initial C Term Loan Participant.

        10.  We agree with you that (i) in order that all Initial C Term Loan Participants be treated equally, all participation agreements with respect thereto shall be identical, except for the amount of the participating interest of each Initial C Term Loan Participant therein, the funding date thereof and the restrictions on sales and dispositions of the Initial C Term Loan Participants' respective participation in the Initial C Term Loans pursuant to paragraph 12, (ii) no amendment or modification of this Agreement shall be effective unless agreed to in writing by all Initial C Term Loan Participants, and (iii) our agreement in this paragraph 10 is made as an inducement to other Initial C Term Loan Participants to purchase participations in the Initial C Term Loans and for the benefit of such other Initial C Term Loan Participants.

        11.  You acknowledge and agree that you do not have any right of legal redress against the Borrower or any other person or entity obligated with respect thereto in respect of Initial C Term Loans until the Non-Initial Tranche C Loan Termination Date has occurred. You agree that we may take legal action to enforce or protect your and/or our interests in respect of the Credit Documents and the extension of credit. If we incur any reasonable costs or expenses (including, without limitation, those for legal services) in connection with the Participation and/or the Initial C Term Loans, with any actual or proposed amendment or waiver of any term thereof or restructuring or refinancing thereof or with any effort to enforce or protect your or our rights or interests with respect thereto, then you will reimburse us on demand for your share (determined by us in accordance with the Participation) of any portion of such costs which is not reimbursed by or on behalf of the Borrower. If we recover any amounts for which we have previously been reimbursed by you hereunder, we shall promptly distribute to you your proportionate share thereof (as determined by us in accordance with the Participation and the terms of this Agreement). Upon the occurrence of the Non-Initial Tranche C Termination Date, we agree to take such action with respect to the Borrower and the Credit Documents (including the exercise of any rights and remedies provided in the Credit Documents) as may be directed jointly by you and all other Initial C Term Loan Participants (at the expense of such Initial C Term Loan Participants) to enforce or protect your and their interest in the Initial C Term Loans; provided, however, that absent such joint direction, we agree that we will take such action as you may separately direct (at your expense) to enforce any rights and remedies provided in the Credit Documents to recover all amounts owing to you with respect to the Initial C Term Loans in which you have purchased a participation (including, without limitation, any action you direct to forclose on any collateral securing the Initial C Term Loans or to enforce any guarantee thereof). In addition, upon your request, we will assign our rights in the Initial C Term Loans subject to the Participation to you.

        12.  We may at any time or from time to time sell or transfer to others assignments or participations or other interests in our extensions of credit with respect to the Credit Agreement but not in the portion thereof allocated to the Participation thereunder. You will not sell or otherwise dispose of the Participation or any portion thereof, or grant any sub-participation therein, without our prior written consent (which consent shall not be unreasonably withheld), provided that after you have made your payment to us of the principal amount of the Participation pursuant to Paragraph 2, you may sell or otherwise dispose of the Participation or any interest therein to any of your affiliates that directly or indirectly owns any equity interest in Consolidated Container Holdings, LLC.

        13.  Except as may be required by law, you will not without our written consent disclose any term or provision of this Agreement or the Participation to any person or entity other than your affiliates and advisors; provided that on the request of any regulatory body having jurisdiction over you, you may disclose such matters to such regulatory body.

        14.  This Agreement sets forth the entire agreement between you and us relating to the Participation, supersedes all prior communications and understandings of any nature and may not be supplemented or altered orally. Any amendments, modifications or supplementations hereto shall be in writing and signed by each party hereto and any other Initial C Term Loan Participant. In the absence of manifest error, all calculations made by us in good faith hereunder or relating to the Participation or the Initial C Term Loan Documents relating thereto or any documents contemplated by the Initial C Term Loan Documents shall be conclusive and binding on you. THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. If any provision hereof would be invalid under applicable law, then such provision shall be deemed to be modified to the extent necessary to render it valid while most nearly preserving its original intent; no provision hereof shall be affected as a result of another provision being held invalid. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which when executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument.

        15.  You and we agree that any legal action or proceeding arising out of or relating to this Agreement may be brought in the courts of the State of New York, the courts of the United States of America located in the City of New York, Borough of Manhattan, or in any other court having jurisdiction with respect thereto, and you and we hereby irrevocably consent to service of process in any said action or proceeding in any of such courts by the mailing of copies thereof, postage prepaid, to you or us, as the case may be, at your or our address set forth herein, as the case may be, such service to become effective 10 days after such mailing.

        16.  Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission or by first-class mail, shall be deemed given when sent to the designated address set forth herein (or such other address as you or we may designate from time to time to the other party hereto). Unless otherwise provided herein, all payments hereunder shall be made by wire transfer of immediately available U.S. dollars to your or our account, as the case may be, designated on the Annex.

* * * *

        IN WITNESS WHEREOF, the parties hereto have executed this Participation Agreement as of the date first above written.

Very truly yours,
DEUTSCHE BANK TRUST COMPANY AMERICAS
	By:	/s/ SUSAN L. LEFEVRE Name: Susan L. LeFevre Title: Director
31 West 52nd Street New York, New York 10019
VESTAR CCH LLC
	By:	Vestar Capital Partners III, L.P., its Managing Member
	By:	Vestar Associates III, L.P., its General Partner
	By:	Vestar Associates Corporation III, its General Partner
	By:	/s/ JOHN R. WOODARD Name: John R. Woodard Title: Managing Director
245 Park Avenue 41st Floor New York, NY 10167
Enclosures

ANNEX

        ANNEX pursuant to the Participation Agreement dated as of January 3, 2003, between Vestar CCH LLC and Deutsche Bank Trust Company Americas ("DBTCA").

        All terms not otherwise defined in this Annex or in the Participation Agreement shall have the meanings provided such terms in the Credit Agreement referred to in Item 2A below.

1.
Date of Annex: January 10, 2003

2.
Name and date of Initial C Term Loan Documents:

A.
Credit Agreement, dated as of July 1, 1999 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among Consolidated Container Holdings LLC, the Borrower, the financial institutions from time to time party thereto, JPMorgan Chase Bank (successor by merger to Morgan Guaranty Trust Company of New York), as Documentation Agent, Credit Suisse First Boston (f/k/a Donaldson, Lufkin & Jenrette Securities Corporation), as Syndication Agent, and DBTCA, as Administrative Agent.

B.
Initial C Term Loan Commitment Agreement, dated as of January 10, 2003 (as amended, modified or supplemented from time to time, the "Initial C Term Loan Commitment Agreement"), between Consolidated Container Company LLC and DBTCA.

3.
Borrower: Consolidated Container Company LLC (the "Borrower")

4.
Initial C Term Loan Commitment

Facility	Total Amount of Initial C Term Loan Commitment	DBTCA's Share ($)
Initial C Term Loan Sub-Facility	$35,000,000	$35,000,000

5.
Amount of Participation Being Purchased:

Facility	Total Amount of Participation	% of Initial C Term Loan Sub-Facility Total
Initial C Term Loan Sub-Facility	$25,000,000	71.42857143%

6.
Notice Instructions:

PARTICIPANT:	Vestar CCH LLC 245 Park Avenue 41st Floor New York, New York 10167
Attention: Brian Schwartz Telephone: Telecopier: Reference:
DEUTSCHE BANK TRUST
COMPANY AMERICAS:	Deutsche Bank Trust Company Americas 31 West 52nd Street New York, NY 10019 Attention: Telephone: Telecopier: Reference:

7.
Payment instructions:

PARTICIPANT:	Vestar CCH LLC ___________ ___________ Reference:
DEUTSCHE BANK TRUST
COMPANY AMERICAS:	Deutsche Bank Trust Company Americas ABA No. 021.001.033 Commercial Loan Division Account No. 99.401.268 Attention: Roy Castromonte Reference: Consolidated Container—Participation Agreement

ACCEPTED AND AGREED:

VESTAR CCH LLC

By: Vestar Capital Partners, III L.P., its Managing Member

By: Vestar Associates III, L.P., its General Partner

By: Vestar Associates Corporation III, its General Partner

By:	/s/ JOHN R. WOODARD Name: John R. Woodard Title: Managing Director
DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ SUSAN LEFEVRE Name: Susan LeFevre Title: Director

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  Exhibit 10.2
PARTICIPATION AGREEMENT
ANNEX